As filed with the Securities Exchange Commission on June 3, 2011

Registration No. 333-172210

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Voyager Oil & Gas, Inc.

(formerly known as ante4, Inc.)

(Exact name of registrant as specified in its charter)

Montana	77-0639000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2718 Montana Ave.,
Suite 220

Billings, Montana 59101

(406) 245-4902

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With a copy to:

James Russell (J.R.) Reger Chief Executive Officer Voyager Oil & Gas, Inc. 2812 1st Avenue North, Suite 506 Billings, Montana 59101 (406) 245-4902	Thomas F. Steichen Ryan C. Brauer Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, MN 55402 (612) 492-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
		Offering	Aggregate	Amount of
Title of Each Class Of	Amount To Be	Price	Offering	Registration
Securities To Be Registered	Registered (1)	Per Unit(1)	Price(1)	Fee(1)
Common Stock, par value $0.001	N/A	N/A	N/A	N/A
Common Stock, par value $0.001(4)	N/A	N/A	N/A	N/A
Total	N/A		N/A	N/A

(1)

The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statement on Form S-3 (File No. 333-172210). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-172210) (the “Registration Statement”) is being filed for the purpose of (i) complying with rule 414 under the Securities Act of 1933, as amended and (ii) filing additional exhibits to the registration statement.  No changes or additions are being made hereby to the existing prospectus that already forms a part of such registration statement.  Accordingly, such existing prospectus is being omitted from this filing.

Rule 414 under the Securities Act of 1933, as amended, requires this post-effective amendment to be filed by Voyager Oil & Gas, Inc., a Montana corporation (which we refer to as “Voyager Oil Montana” in this explanatory note), as successor to Voyager Oil & Gas, Inc., a Delaware corporation (which we refer to as “Voyager Oil Delaware” in this explanatory note).  This post-effective amendment amends the Registration Statement, which was filed by Voyager Oil Delaware prior to the merger.

On May 31, 2011, Voyager Oil Delaware merged with and into its newly formed Montana subsidiary, Voyager Oil Montana, with Voyager Oil Montana as the surviving corporation.  The purpose of the merger was to reincorporate Voyager Oil Delaware in the State of Montana.  As a result of the merger, (i) each share of Voyager Oil Delaware’s common stock outstanding immediately before the merger was automatically converted into one share of Voyager Oil Montana’s common stock, and (ii) each share of Voyager Oil Delaware’s common stock outstanding immediately before the merger was cancelled.  Voyager Oil Montana will continue to be engaged in the same business that Voyager Oil Delaware was engaged in before the merger.

Except as modified by this post-effective amendment, including modifications resulting from the incorporation of documents by reference, Voyager Oil Montana, by virtue of this post-effective amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Not applicable.

Item 15.  Indemnification of Directors and Officers.

Sections 35-1-451 through 35-1-459 of the Montana Business Corporation Act (“MBCA”) contain specific provisions relating to indemnification of directors and officers of Montana corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his or her defense of a proceeding to which he or she is a party because of his or her status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he or she is not wholly successful in such defense, if it is determined as provided in the statute that the director meets a certain standard of conduct, provided that when a director is liable to the corporation, the corporation may not indemnify him or her. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the articles of incorporation provide otherwise, and the court may order indemnification or advancement of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by resolution provide indemnification in addition to that provided by statute, subject to certain conditions set forth in the statute.

Our Articles of Incorporation provide, among other things, that the personal liability of our directors and officers for monetary damages shall be eliminated to the fullest extent permitted by the MBCA. Our Bylaws provide that we shall indemnify our directors and officers to the fullest extent not prohibited by law, including indemnification for payments in settlement of actions brought against a director or officer in our name.

Item 16.  Exhibits

Exhibit Index

Exhibit No.	Description	Reference
2.1	Asset Purchase Agreement dated as of July 28, 2009 by and between Gamynia Limited and WPT Enterprises, Inc.	Exhibit 2.1 to the current report on Form 8-K of the registrant filed on August 3, 2009.
2.2	Guaranty Agreement dated as of July 28, 2009 made by Borucoral Limited in favor of WPT Enterprises, Inc.	Exhibit 2.2 to the current report on Form 8-K of the registrant filed on August 3, 2009.
2.3	Asset Purchase Agreement dated August 24, 2009 by and among Peerless Media Ltd. and WPT Enterprises, Inc.	Exhibit 2.1 to the current report on Form 8-K of the registrant filed on August 24, 2009.
2.4	Guaranty Agreement dated as of August 24, 2009 made by ElectraWorks Ltd. in favor of WPT Enterprises, Inc.	Exhibit 2.2 to the current report on Form 8-K of the registrant filed on August 24, 2009.
2.5

Agreement and Plan of Merger dated as of April 16, 2010, by and among ante4, Inc., a Delaware corporation, Plains Energy Investments, Inc., a Nevada corporation, and Plains Energy Acquisition Corp., a Delaware corporation.

Exhibit 2.1 to the amended current report on Form 8-K/A of the registrant filed on July 22, 2010
3.1	Articles of Incorporation of Voyager Oil & Gas, Inc.	Exhibit 3.1 to the current report on Form 8-K of the registrant filed on June 2, 2011.
3.2	Bylaws of Voyager Oil & Gas, Inc.	Exhibit 3.2 to the current report on Form 8-K of the registrant filed on June 2, 2011.
4.1	Form of Specimen Stock Certificate	Exhibit 4.1 to the current report on Form 8-K of the registrant filed on June 2, 2011.
4.2	Form of Vesting Warrant.	Exhibit 4.2 to the Form S-3 registration statement of the registrant filed on April 30, 2010 (File No. 333-166402).
4.3	Form of Warrant.	Exhibit 4.3 to the Form S-3 registration statement of the registrant filed on April 30, 2010 (File No. 333-166402).
4.4	Form of Restricted Stock Award Agreement.	Exhibit 4.3 to the Form S-3 registration statement of the registrant filed on April 30, 2010 (File No. 333-166402).
4.5	Form of Lock-up Agreement.	Exhibit 4.4 to the Form S-3 registration statement of the registrant filed on April 30, 2010 (File No. 333-166402).
4.6	Form of 12.00% Senior Secured Promissory Notes issued to certain investors.	Exhibit 4.1 to the current report on Form 8-K of the registrant filed on September 23, 2010.
4.7	Form of Warrant issued to investors in the February 2011 private placement.*
5.1	Opinion of Fredrikson & Byron, P.A.#
10.1	Distribution Agreement dated April 16, 2010 between Ante4, Inc. and Ante5, Inc.	Exhibit 10.1 to the current report on Form 8-K of the registrant filed on April 19, 2010.
10.2	Amended and Restated Employment Agreement with James Russell Reger dated April 16, 2010.	Exhibit 10.1 to the current report on Form 8-K of the registrant filed on April 22, 2010.
10.3	Amended and Restated Employment Agreement with Mitchell R. Thompson dated April 16, 2010.	Exhibit 10.2 to the current report on Form 8-K of the registrant filed on April 22, 2010.
10.4	Letter Agreement to Purchase Oil, Gas and Mineral Leases dated March 10, 2010 by and between South Fork Exploration, LLC and Plains Energy Investments, Inc.	Exhibit 10.1 to the quarterly report on Form 10-Q/A of the registrant filed on July 23, 2010.
10.5	Exploration and Development Agreement with Area of Mutual Interest, dated effective as of May 1,	Exhibit 10.1 to the quarterly report on Form 10-Q of the registrant filed on August 11, 2010.

Exhibit No.	Description	Reference
2010 between the Company and Slawson Exploration Company Inc.
10.6	Security Agreement dated September 22, 2010.	Exhibit 10.1 to the current report on Form 8-K of the registrant filed on September 23, 2010.
10.7	Mortgage, Collateral Real Estate Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated September 22, 2010.	Exhibit 10.2 to the current report on Form 8-K of the registrant filed on September 23, 2010.
10.8	Securities Purchase Agreement dated February 1, 2011	Exhibit 10.1 to the current report on Form 8-K of the registrant filed on February 7, 2011.
16.1	Letter from Piercy Bowler Taylor & Kern dated April 27, 2010.	Exhibit 16.1 to the current report on Form 8-K of the registrant filed on April 27, 2010.
21.1	List of Subsidiaries.*
23.1	Consent of Mantyla McReynolds LLC.#
24.1	Power of Attorney*

#                 Filed herewith

*                 Previously filed

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)            That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on June 3, 2011.

VOYAGER OIL & GAS, INC.

By:	/s/ James Russell (J.R.) Reger
James Russell (J.R.) Reger
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James Russell (J.R.) Reger	Chief Executive Officer, Director (principal executive officer)
James Russell (J.R.) Reger		June 3, 2011

/s/ Mitchell R. Thompson	Chief Financial Officer, Director (principal financial officer and principal accounting officer)	June 3, 2011
Mitchell R. Thompson

*	Director; Chairman of the Board	June 3, 2011
Lyle Berman

*	Director	June 3, 2011
Josh Sherman

*	Director	June 3, 2011
Terry Harris

*	Director	June 3, 2011
Joseph Lahti

*	Director	June 3, 2011
Steve Lipscomb

*	Director	June 3, 2011
Myrna Patterson McLeroy

*	Director	June 3, 2011
Loren J. O’Toole II

*              The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Power of Attorney executed by the above named officers and directors as filed with the Securities and Exchange Commission.

/s/ James Russell (J.R.) Reger
James Russell (J.R.) Reger
Chief Executive Officer